UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 5, 2026
WERNER ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nebraska			0-14690	47-0648386
(State or other jurisdiction of incorporation)			(Commission File Number)	(I.R.S. Employer Identification No.)

14507 Frontier Road
Post Office Box 45308
Omaha	,	Nebraska		68145-0308
(Address of principal executive offices)				(Zip Code)
(402) 895-6640
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR40.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 5, 2026, Werner Enterprises, Inc. (the "Company") entered into a $1.1 billion unsecured credit facility with the lenders thereto, BMO Bank, N.A. as Administrative Agent, Swingline Lender, and Issuing Lender, BMO Capital Markets Corp., Wells Fargo Securities, LLC and TD Securities (USA) LLC as Joint Lead Arrangers and Joint Bookrunners, Wells Fargo Bank, National Association and The Toronto-Dominion Bank as Co-Syndication Agents, and PNC Bank, National Association as Documentation Agent (the "2026 Credit Agreement"), replacing the Company's previous $1.075 billion unsecured credit facility, dated December 20, 2022 (the "2022 Credit Agreement"). The 2026 Credit Agreement is scheduled to mature on October 5, 2031, and has a $100 million maximum limit for the aggregate amount of letters of credit issued and a $100 million maximum swingline loan commitment, both of which are unchanged from the 2022 Credit Agreement. On October 5, 2026, the Company borrowed $465 million at a weighted average interest rate of 5.54%, based on the Secured Overnight Financing Rate ("SOFR") plus a margin of 1.50%. The 0.10% credit adjustment spread added to the SOFR in the 2022 Credit Agreement was eliminated in the 2026 Credit Agreement. Proceeds of loans drawn under the 2026 Credit Agreement may be used by the Company to refinance existing debt, pay related fees and expenses, and for working capital, capital expenditures, permitted acquisitions, and general corporate purposes.

Revolving credit loans drawn under the 2026 Credit Agreement will bear interest, at the Company's option, at (i) the Base Rate (the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50%, or (c) the one-month Term SOFR plus 1.00%), plus a margin ranging between 0.125% and 0.750%, or (ii) Term SOFR plus a margin ranging between 1.125% and 1.750%. Swingline loans drawn under the 2026 Credit Agreement will bear interest at Daily Simple SOFR plus a margin ranging between 1.125% and 1.750%. The 2026 Credit Agreement also requires the Company to pay quarterly (i) a letter of credit commission on the daily amount available to be drawn under such standby letters of credit at rates ranging between 1.125% and 1.750% per annum and (ii) a nonrefundable commitment fee on the average daily unused amount of the commitment at rates ranging between 0.125% and 0.250% per annum. The margin, letter of credit commission, and commitment fee rates are based on the Company's ratio of net funded debt to covenant-defined earnings before interest, income taxes, depreciation and amortization ("Covenant Defined EBITDA"). There are no scheduled principal payments due on the 2026 Credit Agreement until the maturity date, and interest will be payable in arrears at the periodic intervals defined in the 2026 Credit Agreement not to exceed three months.

Availability of such funds under the 2026 Credit Agreement is conditional upon various customary terms and covenants. Such covenants include, among other things, two financial covenants requiring the Company (i) not to exceed a maximum ratio of net funded debt to Covenant Defined EBITDA and (ii) to exceed a minimum ratio of Covenant Defined EBITDA to interest expense. A violation of such terms and covenants could result in a default under the 2026 Credit Agreement. In the event of default, lenders (i) will not be obligated to make loans to the Company, (ii) could require the Company to immediately repay any then-outstanding debt (including any accrued interest), and (iii) could require the Company to immediately deliver cash collateral for any then-outstanding letters of credit.

As of October 5, 2026, the Company's outstanding debt totaled $840 million, including $465 million of revolving credit loans under the 2026 Credit Agreement and $375 million under the Company's existing Loan Security Agreement. Considering outstanding borrowings and stand-by letters of credit currently issued of $31.9 million, the Company has a remaining borrowing capacity of $603.1 million to fund capital expenditures, business acquisitions, common stock repurchases, working capital and other general corporate purposes.

The foregoing description of the 2026 Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by the full text of the 2026 Credit Agreement, which is filed as Exhibit 10.1 to this report, and is incorporated by reference herein.

ITEM 1.02.    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Concurrently with entering into the 2026 Credit Agreement on October 5, 2026, the Company paid off and terminated the 2022 Credit Agreement, which was scheduled to mature on December 20, 2027.

As of October 5, 2026, there was $428 million outstanding under the 2022 Credit Agreement. As of October 5, 2026, borrowings of $431.7 million under the 2026 Credit Agreement were used to pay off the outstanding balances, accrued interest, and fees under the 2022 Credit Agreement.

ITEM 2.03.    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 above related to the 2026 Credit Agreement is incorporated by reference into this Item 2.03.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits.

10.1
Credit Agreement, dated October 5, 2026 by and among Werner Enterprises, Inc., the lenders thereto, BMO Bank N.A. as Administrative Agent, Swingline Lender, and Issuing Lender, BMO Capital Markets Corp., Wells Fargo Securities, LLC, and TD Securities (USA) LLC as Joint Lead Arrangers and Joint Bookrunners, Wells Fargo Bank, National Association and The Toronto-Dominion Bank as Co-Syndication Agents, and PNC Bank, National Association as Documentation Agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WERNER ENTERPRISES, INC.

Date: October 8, 2026	By:	/s/ Christopher D. Wikoff
Christopher D. Wikoff
Executive Vice President, Chief Financial Officer, and Treasurer

Date: October 8, 2026	By:	/s/ Alan G. Colson
Alan G. Colson
Vice President, Controller and Principal Accounting Officer